Exhibit 99.1

January 8, 2026

flyExclusive Announces Proposed Public Offering of Common Stock

KINSTON, N.C.--(BUSINESS WIRE)-- flyExclusive, Inc. (NYSE American: FLYX) (the “Company” or “flyExclusive”), one of the nation’s leading private aviation operators, today announced that it is commencing an underwritten public offering of shares of its common stock (or common stock equivalents). The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Lucid Capital Markets is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-287720) filed with the Securities and Exchange Commission (“SEC”) on June 2, 2025, and declared effective by the SEC on June 30, 2025.

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About flyExclusive

flyExclusive (NYSE American: FLYX) is a vertically integrated, FAA-certificated air carrier providing private-jet experiences through on-demand charter, Jet Club membership, and fractional ownership programs. The company operates one of the largest Citation fleets in the United States and offers comprehensive MRO, paint, interiors, and avionics services to both its own and third-party aircraft at its Kinston, North Carolina campus. Learn more at www.flyexclusive.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: potential volatility of the Company stock price; its ability to generate significant, or any, revenue as an authorized Starlink dealer; the ability to maintain inclusion in the Russell Indices; management of growth; the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to maintain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns due to general economic or political uncertainties, including as a result of recent U.S. actions relating to Venezuela, and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

View source version on businesswire.com: https://www.businesswire.com/news/home/20260108843748/en/

Media

Jillian Wilson, Marketing Specialist, media@flyexclusive.com

Investor Relations

Sloan Bohlen, Solebury Strategic Communications, investors@flyexclusive.com

Private Travel

Brentton Jones, Senior Vice President, bjones@flyexclusive.com Source: flyExclusive, Inc.